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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Queen Sand Resources, Inc. 1997 Incentive Equity Plan and the Queen Sand Resources, Inc. Directors' Nonqualified Stock Option Plan of our report dated September 2, 1998 with respect to the consolidated financial statements of Queen Sand Resources, Inc. included in its Annual Report on Form 10-KSB for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP

Dallas, Texas
November 25, 1998